UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2012

IGEN NETORKS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 H Street NW, Suite 920, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-888-244-3650

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective November 23, 2011 the Company entered an option agreement to subscribe for and purchase up to 800,000 common shares of GoGiro Internet Group, Inc. (GoGiro) and representing 9.9% of the then issued common shares of GoGiro for the subscription price of $0.25 per share of common stock of GoGiro (the "Subscription Price") pursuant to the terms and conditions set forth below:

 (a) 200,000 of the Common Shares Option expiring at 4:30 p.m. PST on March 31th, 2012,

(b) 200,000 of the Common Shares Option expiring at 4:30 p.m. PST on June 30th, 2012,

(c) 200,000 of the Common Shares Option expiring at 4:30 p.m. PST on September 30th, 2012,

(d) 200,000 of the Common Shares Option expiring at 4:30 p.m. PST on December 31th, 2012

This Option may be exercised by the Company in whole or in part.

On November 23, 2011 the Company exercised part (a) of the option and acquired 200,000 shares of GoGiro for $50,000CDN.

........fwd to page 2

Prior to the exercise of the option by the Company, Mr. Neil Chan, CEO and Director of IGEN Networks Corporatioin, held 27.4 per cent of the issued shares of GoGiro, and GoGiro had issued and outstanding 7,309,920 shares. Subsequent to the exercise of this portion of the option, GoGiro has 7,509,920 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan
Neli Chan
Chief Executive Officer and Director

Date: January 06, 2012